Exhibit 5

EXECUTION COPY

18,695,650 ADSs

BABCOCK & BROWN AIR LIMITED

18,695,650 American Depositary Shares

Representing

18,695,650 Common Shares ($0.001 par value)

UNDERWRITING AGREEMENT

September 26, 2007

September 26, 2007

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Credit Suisse Securities (USA) LLC

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Babcock & Brown Air Limited, a Bermuda exempted company incorporated under the Companies Act of 1981 of Bermuda (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 18,695,650 American Depositary Shares each representing one Common Share, par value $0.001 (the “Common Shares”), of the Company (said American Depositary Shares to be sold by the Company being hereinafter referred to as the “Firm ADSs”).

The selling shareholders named in Schedule II hereto (the “Selling Shareholders”) propose to sell to the several Underwriters not more than an additional 2,804,348 American Depositary Shares each representing one Common Share (the “Additional ADSs”) if and to the extent that you, as the representatives (the “Representatives”) on behalf of the Underwriters, shall have determined to exercise the right to purchase the Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company will deposit Common Shares pursuant to the Deposit Agreement, to be dated as of October 2, 2007 ( the “Deposit Agreement”), to be entered into among the Company, Deutsche Bank Trust Company Americas as depositary (the “Depositary”) and all holders from time to time of the ADSs. Upon deposit of any Common Shares, the Depositary will issue the ADSs for delivery pursuant to this Agreement.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one Common Share and each ADR may evidence any number of ADSs.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, for registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offering and sale of the Common Shares underlying the ADSs (the “Shares”). The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act , is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person as identified in Schedule IV hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has agreed to reserve a portion of the ADSs to be purchased by it under this Agreement for sale to directors, officers or employees of Babcock & Brown Limited, an Australian company, and its affiliates (“Babcock & Brown”), or to the Company’s directors or officers (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The ADSs to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) The Company has filed a registration statement on Form F-6 for the registration under the Securities Act of the offering and sale of the ADSs (such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being referred to herein as the “ADR Registration Statement”). The ADR Registration Statement has become effective; no stop order suspending the effectiveness of the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(c) (i) The Registration Statement and the ADR Registration Statement, when they became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show set forth on Schedule IV when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each issuer free writing prospectus as defined in Rule 433(h) under the Securities Act does not include any information that conflicts with the information contained in the Registration Statement and the ADR Registration Statement. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(f) The Company has been duly incorporated and is an exempted company in good standing under the laws of Bermuda with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole.

(g) Each of the Company’s subsidiaries listed on Schedule V hereto (each, a “Significant Subsidiary”) has been duly incorporated, is validly existing as a limited liability company or a corporation, as the case may be, in good standing, where such concept exists, under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (in the case of capital stock) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus and the Prospectus.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Company’s authorized capital is as set forth in the Time of Sale Prospectus and the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus; the issued and outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the Common Shares represented by the ADSs have been duly and validly authorized, and, when the ADSs are delivered to and paid for by the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus and will be validly issued, fully paid and non-assessable; the ADSs have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution, and when the ADSs are delivered to and paid for by the Underwriters pursuant to this Agreement, the ADSs will conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus; the certificates for the Common Shares and the ADR certificates for the ADSs are in valid and sufficient form; except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the holders of issued and outstanding shares in the share capital of the Company are not entitled to preemptive or other rights to subscribe for the Common Shares; and, except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares in the share capital of or ownership interests in the Company are outstanding.

(j) There are no restrictions on subsequent transfers of the ADSs or the Common Shares represented thereby except as set forth in the Time of Sale Prospectus or the Prospectus.

(k) Neither the issue of the Common Shares represented by the ADSs nor the issuance and sale of the ADSs nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Operative Agreements will (i) conflict with, or result in a violation of, the memorandum of association or bye-laws of the Company; (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority; or (iv) except as described in the Time of Sale Prospectus and the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

(l) Each of (i) the asset purchase agreement (the “Asset Purchase Agreement”) by which Babcock & Brown Air Funding I Limited (“B&B Air Funding”) will agree to purchase from JET-i Leasing LLC and affiliates of Babcock & Brown the 47 aircraft in the initial portfolio (the “Initial Portfolio”) on the Closing Date (as defined in Section 5 hereof), (ii) the Servicing Agreement (the “Servicing Agreement”) between Babcock & Brown Aircraft Management LLC and Babcock and Brown Aircraft Management (Europe) Limited (collectively, the “Servicer”) and B&B Air Funding (iii) the Management Agreement (the “Management Agreement”) between the Company and Babcock & Brown Air Management Co. Limited (the “Manager”), (iv) the Administrative Services Agreement between Deutsche Bank Trust Company Americas, Ambac Assurance Corporation, the Manager and B&B Air Funding, (vi) the Private Placement Agreements (the “Private Placement Agreements”) between the Company, certain investors of JET-i Holdings LLC and other investors, (vii) the commitment letter dated July 9, 2007 between the Company and Credit Suisse Securities (USA) LLC for a $1.2 billion “warehouse” credit facility, (viii) the Revolving Credit Agreement among B&B Air Funding, BNP Paribas, S.A., and Deutsche Bank Trust Company Americas, (ix) the Deposit Agreement, (x) the Indenture among B&B Air Funding, Deutsche Bank Trust Company Americas as the cash manager, the operating bank and the trustee, BNP Paribas, S.A., as the initial liquidity facility provider and Ambac Assurance Corporation as the policy provider (the “Policy Provider”), (xi) the Registration Rights Agreement (the “Registration Rights Agreement”) between certain investors of JET-i Holdings LLC, other investors and the Company, (xii) the Security Trust Agreement between B&B Air Funding and Deutsche Bank Trust Company Americas as the security trustee and the operating bank, (xiii) the Cash Management Agreement among Deutsche Bank Trust Company Americas, B&B Air Funding and certain subsidiaries of B&B Air Funding, (xiv) the financial guaranty insurance policy (the “Policy”) issued by the Policy Provider, (xv) the Policy Provider Agreement among B&B Air Funding, Deutsche Bank Trust

Company Americas as trustee and security trustee, and the Policy Provider, (xvi) the Policy Provider Indemnification Agreement among the Policy Provider, B&B Air Funding and the Initial Purchasers (as defined below), (xvii) the Capital Markets Advisory Agreement between B&B Air Funding and Credit Suisse Securities (USA) LLC, (xviii) the Reference Agency Agreement between B&B Air Funding and Deutsche Bank Trust Company Americas as cash manager and reference agent, (xix) any Hedge Agreement entered into by B&B Air Funding, (xx) any Guaranty issued by Babcock & Brown International Pty Ltd in accordance with the Asset Purchase Agreement, (xxi) the Director Service Agreement between the Company and each director thereof, (xxii) the Indemnification Agreement between Babcock & Brown International Pty. Ltd. (“BBIPL”), Babcock & Brown Air Management Co. Limited and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse (USA) LLC, for themselves and as representatives of the Underwriters, and (xxiii) the purchase agreement relating to the lease backed notes between the Company, B&B Air Funding and Credit Suisse Securities (USA) LLC as representative of the initial purchasers named therein (the “Initial Purchasers”) (the “Purchase Agreement” and, together with the documents in clauses (i) through (xxii) of this subsection, the “Operative Agreements”) has been, or, on or prior to the Closing Date (as defined in Section 5 hereof), will be, duly authorized, validly executed and delivered by the Company and/or B&B Air Funding and their respective affiliates, as the case may be. Each of the Operative Agreements, other than the Purchase Agreement and the Indemnification Agreement, is, or, on or prior to the Closing Date (as defined in Section 5 hereof), will be, a valid and binding agreement of each such party enforceable against the Company and/or B&B Air Funding and their respective affiliates, as the case may be, in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(m) The Company is not (i) in violation of any provision of its memorandum of association or bye-laws; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, as applicable, which default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect.

(n) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement.

(o) Assuming the accuracy of the Initial Purchasers’ representations, warranties and agreements set forth in the Purchase Agreement, the offer and sale of the securities under the Purchase Agreement in the manner contemplated by the offering memorandum therefor will be exempt from the registration requirements of the Securities Act. Assuming the accuracy of the purchasers’ representations, warranties and agreements set forth in the Private Placement Agreement, the sale of the securities under the Private Placement Agreement will be exempt from the registration requirements of the Securities Act.

(p) The predecessor consolidated financial statements included in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of JET-i Leasing LLC (the “Predecessor”) purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated Financial and Other Data” in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus, the information included therein. The unaudited pro forma financial statements included in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts of the Predecessor shown in the pro forma financial statements included in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(r) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) that would have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) To the knowledge of the Company, the information provided to Aircraft Information Services, Inc., Airclaims Limited and BK Associates, Inc. for use in the preparation of the appraisals of the Initial Portfolio as described in the Time of Sale Prospectus and the Prospectus was at the time it was supplied, and is, true and correct in all material respects and is not misleading, and did not, and does not, fail to disclose any information which was necessary to make the information so given not misleading in the context in which it was given.

(t) Each of the Company and its subsidiaries owns, leases or possesses or will own, lease or possess on the date of transfer thereof, all such assets as are necessary to the conduct of the Company’s operations as described in the Time of Sale Prospectus and the Prospectus.

(u) Ernst & Young LLP, who were appointed to act as auditors and who have delivered their report with respect to the audited consolidated financial statements of the Predecessor included in the Prospectus, were and are the independent registered public accounting firm appointed to act as auditors with respect to the Company within the meaning of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder.

(v) There are no, and, on or prior to the Closing Date (as defined in Section 5 hereof), will not be any, non-rebatable documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the Operative Agreements or the issuance by the Company of the Common Shares, or the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof.

(w) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(x) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(z) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(aa) The Company and its subsidiaries do not own any real property, and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as disclosed in the Time of Sale Prospectus.

(bb) The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(dd) No material labor dispute with the employees of the Company or any of its subsidiaries, the Manager or the Servicer exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(ff) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state or non-U.S. foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(gg) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, there has been (i) no material weakness in the Company’s or the Predecessor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Predecessor’s internal control over financial reporting that has materially affected the Predecessor, or is reasonably likely to materially affect the Company’s internal control over financial reporting.

(hh) The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers, including Section 402 related to loans.

(ii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(jj) Neither the Company nor its subsidiaries, nor, to the Company’s knowledge, any of the Manager, the Servicer or any of their subsidiaries, or any Company Legal Entity (as defined below) or Company Managed Entity (as defined below), or any director, officer, agent or employee of any of the foregoing, has (A) used any corporate funds for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The term “Company Legal Entity” means any corporate entity or other legal structure which owns, holds or manages aircraft, aircraft engines or aircraft or engine parts that were sold or transferred to such corporate entity or legal structure by the Company or any of its subsidiaries and from which the Company or its subsidiaries receive, on an on-going basis, at least 20% of the economic benefit derived from the operation or sale of such sold or transferred assets. The term “Company Managed Entity” means any corporate entity or other legal structure which owns or leases aircraft and for which the Company or any of its subsidiaries provides management or administrative services.

(kk) The operations of the Company and the Predecessor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Company’s Significant Subsidiaries or the Predecessor with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Neither the Company nor any of its Significant Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any of its Significant Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) All dividends and other distributions declared and payable on the Common Shares under the current laws and regulations of Bermuda and any political subdivisions thereof, may be paid in United States dollars and may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any governmental agency or body in Bermuda, other than as obtained prior to the Closing Date (as defined in Section 5 hereof). No subsidiary of the Company is currently prohibited under the current laws and regulations of Bermuda and any political subdivisions thereof, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus.

(nn) Except as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

(oo) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, Ireland, Bermuda or any political subdivisions thereof.

(pp) The Company is a “foreign private issuer,” as defined in Rule 405 of the Securities Act.

(qq) To the Company’s knowledge, the factual information contained in the report of Simat Helliesen & Eichner (“SH&E”) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Independent Expert’s Report”) is true and accurate in all material aspects. SH&E is not an affiliate of the Company and, to the Company’s knowledge, does not have a substantial interest, direct or indirect, in the Company. To the Company’s knowledge, none of the officers or directors of SH&E is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing a similar function.

(rr) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any ADSs during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(ss) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(tt) No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, Bermuda or any other non-U.S. jurisdiction, is required in connection with the performance of the Company’s obligations under this Agreement or in the Operative Agreements, except (i) such as have been obtained under the Securities Act; (ii) such as may be required under the securities laws or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the ADSs by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus and the Prospectus; (iii) such as may be required in connection with the creation or perfection of any security interest; (iv) such as may be required in connection with the transfer of, or novation of any lease with respect to, any of the aircraft in the Initial Portfolio; (v) such Consents that have been, or prior to the Closing Date (as defined in Section 5 hereof) will be, obtained; (vi) such Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or the Operative Agreements; and (vii) such Consents that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements, which (A) if not obtained on or prior to the Closing Date (as defined in Section 5 hereof), would not, individually or in the aggregate, have a Material Adverse Effect and (B) are expected to be obtained in the ordinary course of business subsequent to the performance of the Company’s obligations under this Agreement or in the Operative Agreements. No Consent is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(uu) The Company has not offered, or caused the Representatives to offer, ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the ADSs to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such

Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

(c) Such Selling Shareholder has, and on the Closing Date (as defined in Section 5 hereof) will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the ADSs to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the ADSs to be sold by such Selling Shareholder or a security entitlement in respect of such ADSs.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e) Upon payment for the ADSs to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such ADSs), (A) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its ADSs pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show set forth on Schedule IV, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(h) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i) Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $23.00 per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) set forth opposite such Underwriter’s name in Schedule I to this Agreement.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees to sell to the Underwriters up to the number of Additional ADSs set forth opposite the Selling Shareholder’s name on Schedule II, and the Underwriters shall have the right to purchase, severally and not jointly from such Selling Shareholder, up to such number of Additional ADSs at the Purchase Price. You, as the Representatives, may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Partial purchases shall be made on a pro rata basis from each Selling Shareholder in the proportion that the number of Additional ADS shown opposite such Selling Shareholder’s name on Schedule II bears to the total number of Additional ADSs shown on the Schedule. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined in Section 5 hereof) nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The Company and the Selling Shareholders hereby agree that, without the prior written consent of any two of the Representatives on behalf of the Underwriters, they will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or any securities convertible into or exercisable or exchangeable for ADSs, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or (3) file any registration statement with the Commission relating to the offering of any ADSs or any securities convertible into or exercisable or exchangeable for ADSs; whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of ADSs or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the ADSs to be sold hereunder, (b) the issuance by the Company of ADSs upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions relating to ADSs or other securities acquired in open market transactions after the completion of the offering of the ADSs, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of ADSs or other securities acquired in such open market transactions, (d) transfers of ADSs or any security convertible into ADSs as a bona fide gift, (e) distributions of ADSs or any security convertible into ADSs to limited partners or stockholders of the distributor, (f) transfers of ADSs to an affiliate of the transferor, (g) transfers of ADSs to an immediate family member of the transferor or to a trust whose beneficiaries are drawn solely from a group consisting of the transferor and immediate family members of the transferor, (h) pledges of ADSs to the Company pursuant to the Pledge and Security Agreement, to be dated as of the Closing Date, by the pledgor, as borrower, in favor of the Company, as lender, (i) pledges of ADSs to a financial institution that extends a loan to finance the pledgor’s acquisition of such ADSs; provided that in the case of any transfer or distribution pursuant to clause (d), (e), (f), (g) or (i) , (i) each transferee, donee, distributee or pledgee shall, prior to any such transfer, distribution or pledge, enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ADSs, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 360-day or 180-day restricted period, as applicable, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs, provided that such plan does not provide for the transfer of ADSs during the applicable restricted period. In addition, each Selling Shareholder, agrees that, without the prior written consent of any two Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any ADSs or any security convertible into or exercisable or exchangeable for ADSs. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any ADSs held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 360-day or 180-day restricted period, as applicable, the Company issues an earnings release or material news, or a material event relating to the Company occurs; or (2) prior to the expiration of the 360-day or 180-day restricted period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the applicable restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 360-day or 180-day restricted period.

4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the ADSs are to be offered to the public initially at $23.00 per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.828 per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.00 per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 2, 2007, or at such other time on the same or such other date, not later than October 5, 2007, as shall be designated in writing by you, after consultation with the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 hereof or at such other time on the same or on such other date, in any event not later than November 2, 2007, as shall be designated in writing by you, after consultation with the Company.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

The ADR certificates evidencing the Firm ADSs and the Additional ADSs shall be registered in such names and in such denominations as the Representatives may request not less than two full business days prior to the applicable Closing Date.

6. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement and the ADR Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, counsel for the Company, dated the Closing Date, covering the matters set forth in Exhibit A hereto.

(d) The Underwriters shall have received on the Closing Date an opinion and letter of Weil, Gotshal & Manges LLP, United States counsel for the company, each dated the Closing Date, covering the matters set forth on Exhibit B-1 and B-2 hereto, respectively.

(e) The Underwriters shall have received on the Closing Date an opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Date, covering the matters set forth on Exhibit C hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of McCann FitzGerald, Irish counsel for the Company, dated the Closing Date, covering the matters set forth on Exhibit D hereto.

(g) The Underwriters shall have received on the Closing Date an opinion of KPMG, dated the Closing Date, covering the matters set forth on Exhibit E hereto.

(h) The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, counsel for the Depositary, dated the Closing Date, covering the matters set forth on Exhibit F hereto.

(i) The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, counsel for the Selling Shareholders, and an opinion of local counsel for the Selling Shareholders, each dated the Closing Date, covering the matters set forth on Exhibits G-1 and G-2 hereto, respectively.

The opinions described in Sections 6(c), 6(d), 6(f), 6(g) and 6(i) above shall be rendered to the Underwriters at the request of the Company and shall so state therein. The opinion described in Section 6(h) shall be rendered to the Underwriters at the request of the Depositary and shall so state therein.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The “lock-up” agreements, each substantially in the form of Exhibit H hereto, between you and certain shareholders, officers, directors, employees and affiliates of the Company, Babcock & Brown, the Manager, the Servicer and the JET-i investors relating to sales and certain other dispositions of ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The ADSs to be delivered on the Closing Date or the Option Closing Date, as applicable, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (if applicable).

(m) On or prior to the time of execution of this Agreement, the Purchase Agreement shall have been executed and delivered and be in full force and effect. The closing of the sale of the ADSs to be sold by the Company pursuant to this Agreement shall occur concurrently with the closing of the securities to be issued and sold by B&B Air Funding pursuant to the Purchase Agreement and all conditions precedent to the sale of the securities pursuant to the Purchase Agreement shall have been satisfied and the securities shall have been delivered and credited to the account of the initial purchasers and the funds shall have been delivered and credited to the account of B&B Air Funding.

(n) On or prior to the filing of the Registration Statement, the Private Placement Agreements shall have been executed and delivered and be in full force and effect. The closing of the sale of the ADSs to be issued and sold by the Company pursuant to this Agreement shall occur concurrently with the closing of the securities to be issued and sold by the Company pursuant to the Private Placement Agreements and all conditions precedent to the sale of the securities pursuant to the Private Placement Agreements shall have been satisfied and the securities shall have been delivered and credited to the account of the purchasers and the consideration therefor shall have been delivered and credited to the account of the Company.

(o) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(p) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Common Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(q) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(r) The National Association of Securities Dealers, Inc. shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(s) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

The several obligations of the Underwriters to purchase Additional ADSs from the Selling Shareholders hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request, including documents relating to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date, opinions of counsel and other matters related to the issuance of such Additional ADSs.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) To satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to (1) qualify to do business in any jurisdiction where it is not now so qualified, (2) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the ADSs, in any jurisdiction where it is not now so subject or (3) take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to any degree greater than it is now subject.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(k) The Company will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Securities Act.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs and all costs and expenses incident to listing the ADSs on the New York Stock Exchange, (vi) the cost of printing certificates representing the ADSs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements of counsel incurred by them and their affiliates in connection with the Directed Share Program, and by the Underwriters in connection with the preparation of the preliminary prospectus and the prospectus for offers and sales into Canada in connection with the Directed Share Program, and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution,” Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the ADSs sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the ADSs sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, its officers or directors or any person controlling the Company, or its officers or directors and (iii) acceptance of and payment for any of the ADSs.

11. Directed Share Program Indemnification. (a)  The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 11(a), the

Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 11(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Morgan Stanley

Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Bermuda shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or authorities in Bermuda or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets , or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16. Entire Agreement. (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company, the Manager, the Servicer and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to West Pier, Dun Laoghaire, County Dublin, Ireland and if to the Selling Shareholders shall be delivered, mailed or sent to c/o Babcock & Brown Air Management LLC, 2 Harrison Street, 6th Floor, San Francisco, CA 94105.

21. Provisions Relating to DIF Equity and DIF Mezzanine Debt. The provisions of Schedule VI hereto are incorporated herein by reference and constitute a part of this Agreement.

Very truly yours,
BABCOCK & BROWN AIR LIMITED
By:	/s/ Colm Barrington
Name: Colm Barrington
Title: Chief Executive Officer

THE SELLING SHAREHOLDERS:
BBGP AIRCRAFT HOLDINGS LIMITED
By:	/s/ Dwight Dubé
Name: Dwight Dubé
Title: Director

BBAM CO-INVESTOR LIMITED
By:	/s/ Dwight Dubé
Name: Dwight Dubé
Title: Director

BABCOCK & BROWN AIRCRAFT LESSOR NO. 1 LTD.
By:	/s/ Richard Umbrecht
Name: Richard Umbrecht
Title: Director

Signed for Babcock & Brown Direct Investment Fund Limited as responsible entity for the Direct Investment Fund Equity Trust (ARSN 103 310 407) by its attorney in the presence of:

/s/ Venice Warmsley	/s/ Gregory Azzara
Witness Signature	Attorney Signature

Venice Warmsley	Gregory Azzara
Print Name	Print Name

Signed for Babcock & Brown Direct Investment Fund Limited as responsible entity for the Direct Investment Fund Mezzanine Debt Trust (ARSN 103 309 780) by its attorney in the presence of:

/s/ Venice Warmsley	/s/ Gregory Azzara
Witness Signature	Attorney Signature

Venice Warmsley	Gregory Azzara
Print Name	Print Name

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

By:	Morgan Stanley & Co. Incorporated
By:	/s/ Kenneth G. Pott
Name: Kenneth G. Pott
Title: Managing Director

By:	Citigroup Global Markets Inc.
By:	/s/ David Spivak
Name: David Spivak
Title: Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Michael Masterson
Name: Michael Masterson
Title: Director

By:	Credit Suisse Securities (USA) LLC
By:	/s/ Chauncey Dewey
Name: Chauncey Dewey
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	4,673,913
Citigroup Global Markets Inc.	4,673,913
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,673,913
Credit Suisse Securities (USA) LLC	2,804,347
Jefferies & Company, Inc.	934,782
J.P. Morgan Securities Inc.	934,782
Total:	18,695,650

SCHEDULE II

Selling Shareholder	Number of Additional ADSs Subject to Over- allotment Option
BBGP Aircraft Holdings Limited	1,522,149
BBAM Co-Investor Limited	228,337
Babcock & Brown Aircraft Lessor No. 1 Ltd.	526,931
Direct Investment Fund Equity Trust	351,287
Direct Investment Fund Mezzanine Debt Trust	175,644
Total:	2,804,348

SCHEDULE III

Time of Sale Prospectus

SCHEDULE IV

Electronic Road Show

The Institutional Investor Roadshow made available on NetRoadshow.com

The Retail Investor Roadshow made available at RetailRoadshow.com

SCHEDULE V

Company’s Subsidiaries

Babcock & Brown Air Funding I Limited

Babcock & Brown Air Acquisition I Limited

SCHEDULE VI

Provisions Relating to DIF Equity:

References to DIF Equity are to BABCOCK & BROWN DIRECT INVESTMENT FUND LIMITED, a company incorporated under the laws of Australia having its registered office at Level 37, The Chifley Tower, 2 Chifley Square, Sydney (ABN 15 101 611 438) as responsible entity and trustee of the Direct Investment Fund Equity Trust (ARSN 103 310 407).

(a) Where this Agreement confers any right on Babcock & Brown Direct Investment Fund Limited (“DIF”) in its capacity as responsible entity of the Direct Investment Fund Equity Trust (ARSN 103 310 407) (the “DIF Trust”), this Agreement is to be read as conferring those rights upon J.P. Morgan Nominees Australia Limited as nominee for JPMorgan Chase Bank, N.A. (ACN 074 112 011) as custodian for the DIF Trust, to be exercised on behalf of, and at the direction of, the DIF Trust.

(b) DIF enters into this Agreement only in its capacity as responsible entity of the DIF Trust and in no other capacity.

(c) Except to the extent expressly provided by clause (e) below: (i) a liability or obligation of DIF arising under or in connection with this Agreement is limited to and can be enforced against DIF only to the extent to which it can be satisfied out of assets of the DIF Trust out of which DIF is actually indemnified for the liability; (ii) DIF will have no personal liability to any other party to this Agreement and the other parties waive their rights and release DIF from any personal liability; and (iii) this limitation of DIF’s liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of, undertaken or incurred by, or devolving on, DIF arising from, or in any way connected with, any conduct, omission, representation, warranty, agreement, transaction or other matter or thing under or related to this Agreement.

(d) The parties other than DIF may not: (i) sue DIF in any capacity other than as responsible entity of the DIF Trust, including seeking the appointment of a receiver, or a liquidator, an administrator or any similar person to DIF; or (ii) prove in any liquidation, administration or arrangements of or affecting DIF.

(e) The provisions of clause (c) will not apply to any liability or obligation of DIF to the extent that it is not satisfied because under this Agreement, the constitution of the DIF Trust or by operation of law there is a reduction in the extent of DIF’s indemnification out of the assets of the DIF Trust, as a result of DIF’s fraud, negligence or breach of trust.

Provisions relating to DIF Mezzanine Debt:

References to DIF Mezzanine Debt are to BABCOCK & BROWN DIRECT INVESTMENT FUND LIMITED, a company incorporated under the laws of Australia having its registered office at Level 37, The Chifley Tower, 2 Chifley Square, Sydney (ABN 15 101 611 438) as responsible entity and trustee of the Direct Investment Fund Mezzanine Debt Trust (ARSN 103 309 780).

(a) Where this Agreement confers any right on Babcock & Brown Direct Investment Fund Limited (“DIF”) in its capacity as responsible entity of the Direct Investment Fund Mezzanine Debt Trust (ARSN 103 309 780) (the “DIF Trust”), this Agreement is to be read as conferring those rights upon J.P. Morgan Nominees Australia Limited as nominee for JPMorgan Chase Bank, N.A. (ACN 074 112 011) as custodian for the DIF Trust, to be exercised on behalf of, and at the direction of, the DIF Trust.

(b) DIF enters into this Agreement only in its capacity as responsible entity of the DIF Trust and in no other capacity.

(c) Except to the extent expressly provided by clause (e) below: (i) a liability or obligation of DIF arising under or in connection with this Agreement is limited to and can be enforced against DIF only to the extent to which it can be satisfied out of assets of the DIF Trust out of which DIF is actually indemnified for the liability; (ii) DIF will have no personal liability to any other party to this Agreement and the other parties waive their rights and release DIF from any personal liability; and (iii) this limitation of DIF’s liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of, undertaken or incurred by, or devolving on, DIF arising from, or in any way connected with, any conduct, omission, representation, warranty, agreement, transaction or other matter or thing under or related to this Agreement.

(d) The parties other than DIF may not: (i) sue DIF in any capacity other than as responsible entity of the DIF Trust, including seeking the appointment of a receiver, or a liquidator, an administrator or any similar person to DIF; or (ii) prove in any liquidation, administration or arrangements of or affecting DIF.

(e) The provisions of clause (c) will not apply to any liability or obligation of DIF to the extent that it is not satisfied because under this Agreement, the constitution of the DIF Trust or by operation of law there is a reduction in the extent of DIF’s indemnification out of the assets of the DIF Trust, as a result of DIF’s fraud, negligence or breach of trust.

Notices for DIF Equity and DIF Mezzanine Debt shall be sent to:

Babcock & Brown Direct Investment Fund Limited

Level 32

The Chifley Tower

2 Chifley Square

Sydney NSW 2000

Tel: +61 2 9229 1800

Fax: +61 2 9235 3496

Attn: Chief Investment Officer

Sch.VI-2

EXHIBIT A

FORM OF OPINION OF CONYERS DILL & PEARMAN

(1)

The Company, the Manager and the Designated Subsidiary are duly incorporated and validly existing as exempted companies with limited liability under the laws of Bermuda in good standing (meaning solely that such companies have not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). The Company, the Manager and the Designated Subsidiary possess the capacity to sue and be sued in its own name under the laws of Bermuda.

(2)

The Underwriting Agreement, the Management Agreement, the Private Placement Agreements and the Deposit Agreement have been duly authorized, executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof. The Company has the necessary corporate power and authority to perform its obligations under Underwriting Agreement, the Management Agreement, the Private Placement Agreements and the Deposit Agreement. The execution and delivery of the Underwriting Agreement, the Management Agreement, the Private Placement Agreements and the Deposit Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

(3)

The Indemnification Agreement has been duly authorized, executed and delivered by the Manager. The Management Agreement has been duly authorized, executed and delivered by or on behalf of the Manager and constitutes the valid and binding obligations of the Manager, enforceable against the Manager in accordance with the terms thereof. The Manager has the necessary corporate power and authority to perform its obligations under Management Agreement and the Indemnification Agreement. The execution and delivery of the Management Agreement and the Indemnification Agreement by the Manager and the performance by the Manager of its obligations thereunder will not violate the memorandum of association or bye-laws of the Manager nor any applicable law, regulation, order or decree in Bermuda.

(4)

The Registration Statement and the ADR Registration Statement and the filing of the Registration Statement and the ADR Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADR Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(5)

Each of the Company, the Manager and the Designated Subsidiary have the necessary corporate power and authority to own or lease, as the case may be, and to operate their respective properties and to conduct their respective business as described under the caption “Business” and “Management Agreement” in the Prospectus.

(6)

No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Underwriting Agreement, the Management Agreement, the Indemnification Agreement and the Deposit Agreement or the transactions contemplated thereby, except such as have been duly obtained or filed in accordance with Bermuda law.

(7)

It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement, the Management Agreement, the Indemnification Agreement and the Deposit Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that either of the Underwriting Agreement, the Management Agreement, the Indemnification Agreement or the Deposit Agreement create a charge over assets of the Company, the Manager or the Designated Subsidiary, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Underwriting Agreement, the Management Agreement, the Indemnification Agreement, the Private Placement Agreements and the Deposit Agreement are governed by the laws of the State of New York (“Foreign Laws”), the question of whether they create such an interest in property would be determined under the Foreign Laws.

(8)

There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the Company’s deposit with the Depositary of Common Shares pursuant to the Depositary Agreement or in respect of the issue and delivery of the ADSs to the Underwriters pursuant to the Underwriting Agreement and the Underwriter will not become subject to any income, franchise or other tax imposed by a governmental authority of Bermuda solely by reason of the execution, delivery and performance of the Underwriting Agreement. The Underwriting Agreement and the Deposit Agreement will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement or of the Deposit Agreement.

(9)

The choice of the Foreign Laws as the governing law of the Underwriting Agreement, the Management Agreement , the Indemnification Agreement and the Deposit Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission of the Company in the Underwriting Agreement, the Management Agreement and the Deposit Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company. The appointment by the Company of Puglisi and Associates as its designee, appointee and authorised agent for the receipt of any service of process in connection with any matter arising out of or in connection with the Underwriting Agreement, the Management Agreement and the Deposit Agreement is a valid and effective appointment, if such appointment is valid under the laws of New York and if no other procedural requirements are necessary in order to validate such appointment.

(10)

The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company or the Manager or the Designated Subsidiary based upon the Underwriting Agreement, the Management Agreement, the Indemnification Agreement and the Deposit Agreement to which they are respectively a party under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties

Exh.A-2

subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(11)

Based solely upon a review of the Company’s Memorandum of Association and Bye-laws as certified by the Secretary of the Company as at the date of this opinion, the authorised share capital of the Company established under its memorandum of association is US$500,000, divided into 500,000,000 shares of par value US$0.001 each. The authorized capital of the Company conforms, as to legal matters, to the description thereof set out in the Prospectus under the caption “Description of Share Capital” in all material respects.

(12)

Based solely upon a review of the register of members of the Company certified by the Secretary of the Company on ____________, 2007, the issued share capital of the Company consists of [    ] common shares par value $0.001, each of which is validly issued, fully paid and non-assessable. When issued and paid for in accordance with the Underwriting Agreement and the Deposit Agreement, the Shares to be deposited under the Deposit Agreement by the Company will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights.

(14)

The statements contained in the Prospectus under the captions “Description of Share Capital”, “Dividend Policy”, “Risk Factors – Risks Related to the Ownership of Our Shares – We have anti-takeover provisions in our bye-laws that may discourage a change of control,” “Risk Factors – Risks Related to the Ownership of Our Shares – We are a Bermuda company that is managed and controlled in Ireland. It may be difficult for you to enforce judgments against us or against our directors and executive officers”, “Risk Factors – Risks Related to the Ownership of Our Shares – As a shareholder of our company, you may have greater difficulties in protecting your interests than as a shareholder of a U.S. corporation”, and “Taxation Considerations – Bermuda Tax Considerations” and “Enforceability of Civil Liabilities”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

(15)

The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters. It is not necessary under the laws of Bermuda that the Underwriters be authorized, licensed or qualified to carry on business in Bermuda for the purposes of the entry into, execution, delivery, performance or enforcement of the Underwriting Agreement. Each of the Underwriters has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Underwriting Agreement and the Indemnification Agreement.

(16)

The Companies are not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement, the Management Agreement, the Indemnification Agreement and the Deposit Agreement in respect of the Companies party thereto or their respective property.

(17)

The Companies have each been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

(18)

The Underwriting Agreement, the Management Agreement, the Indemnification Agreement and the Deposit Agreement are in an acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

Exh.A-3

(19)

The Companies have each received assurances from the Ministry of Finance in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Companies or any of their respective operations or shares, debentures or other obligations (subject to the proviso expressed in such assurance as described in the Prospectus).

(20)

There is no capital gains, income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company or the Manager pursuant to the Underwriting Agreement. Under current Bermuda law there is no Bermuda income tax, withholding tax, capital gains tax, capital transfer tax, estate or inheritance tax, payable by holders of Shares who are not resident in Bermuda (or are deemed not to be resident in Bermuda for Bermuda exchange purposes).

(21)

Subject to the requirement that the ADSs are listed on the New York Stock Exchange or on another appointed stock exchange (as defined in section 2(1) of the Companies Act 1981) or on the NYSE Arca, Inc. within fourteen days of the date of issue of any Shares, the Company has received permission under the Exchange Control Act 1972 (and the Regulations made thereunder) from the Bermuda Monetary Authority for: (i) the issue and subsequent transfer of the Shares, up to the amount of its authorised capital from time to time, to persons resident and non-resident of Bermuda for exchange control purposes; (ii) the issue and subsequent free transferability of options, warrants, depository receipts, rights and other securities of the Company; and (iii) the issue and subsequent free transferability of loan notes and other debt instruments and options, warrants, receipts, rights over loan notes and other debt instruments of the Company to persons resident and non-resident of Bermuda for exchange control purposes.

(22)

Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately 9:00 a.m. on ____________, 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against any of the Companies nor any legal or governmental proceedings pending in Bermuda to which any of the Companies is subject.

(23)

Based solely upon a search of the public records in respect of the Companies maintained at the offices of the Registrar of Companies at approximately 9:00 a.m. on ____________, 2007 (which would not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented) and a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately 9:00 a.m. on ____________, 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been taken, or are being taken, in Bermuda for the appointment of a receiver or liquidator to, or for the winding up, dissolution, reconstruction or reorganization of, any of the Companies.

(24)

Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at approximately 9:00 a.m. on ____________, 2007 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of any of the Companies.

Exh.A-4

EXHIBIT B-1

FORM OF OPINION OF WEIL, GOTSHAL & MANGES LLP

(1)

The execution and delivery by the Company of the Management Agreement and the Underwriting Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an Exhibit to the F-1 Registration Statement, (ii) the laws of the State of New York or federal law or regulation (other than federal and state securities or blue sky laws or aviation laws or regulations, as to which we express no opinion), or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its Designated Subsidiaries or any of its or their properties of which we are aware.

(2)

The execution and delivery by the Manager of the Management Agreement and the Indemnification Agreement and the performance by the Manager of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an Exhibit to the F-1 Registration Statement, (ii) the laws of the State of New York or federal law or regulation (other than federal and state securities or blue sky laws or aviation laws or regulations, as to which we express no opinion), or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Manager or any of its properties of which we are aware.

(3)

Assuming the due authorization, execution and delivery of the Deposit Agreement by the Company and the Depositary, and assuming the delivery of the ADSs provided for in the Underwriting Agreement against payment of the consideration therefor, the Deposit Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

(4)

No consent, approval, waiver, license or authorization or other action by or filing with any federal or New York governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Management Agreement or the Deposit Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or aviation laws or regulations, as to which we express no opinion, and those already obtained or made.

(5)

No consent, approval, waiver, license or authorization or other action by or filing with any federal or New York governmental authority is required in connection with the execution and delivery by the Manager of the Management Agreement or the Indemnification Agreement, the consummation by the Manager of the transactions contemplated thereby or the performance by the Manager of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or aviation laws or regulations, as to which we express no opinion, and those already obtained or made.

(6)

Under the laws of the State of New York relating to submission to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any state or federal court in the City, County and State of New York in any action arising out of the Underwriting Agreement and Deposit Agreement, has validly and irrevocably waived (to the fullest extent it may effectively do so) objection to the venue of any such action in any such court, and has duly appointed Puglisi & Associates as its authorized agent for service of process in any such action in any such court as described in the Underwriting Agreement and Deposit Agreement; and service of process effected on such agent will be effective to confer valid personal jurisdiction over the Company in each case assuming the validity of such actions under the laws of Bermuda.

(7)

The F-6 Registration Statement, as of its effective date, appears on its face to be appropriately responsive, in all material respects relevant to the offering of the ADSs, to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.

(8)

The F-1 Registration Statement and the F-6 Registration Statement have become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the F-1 Registration Statement or of the F-6 Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

(9)

The statements in the Time of Sale Prospectus and the Prospectus under the captions “Risk Factors – Risks Related to our Indebtedness – We are subject to risks related to our indebtedness that may limit our operational flexibility and our ability to pay dividends on our shares,” “Risk Factors – Risks Related to our Indebtedness - The terms of the notes issued in the securitization will require us to apply funds otherwise available for paying dividends to the repayment of such notes commencing after the end of the fifth year after consummation of this offering. Additionally, if B&B Air Funding does not satisfy a debt service coverage ratio for two consecutive months between the 33rd and 57th months after consummation of this offering, B&B Air Funding will be required to apply funds otherwise available for paying dividends to the retirement of the securitization notes,” “Risk Factors - Risks Related to Our Relationships with Babcock & Brown - Even if we are dissatisfied with Babcock & Brown’s performance, there are only limited circumstances under which we will be able to terminate our management and servicing agreements and we may not terminate the servicing agreement for our Initial Portfolio without the prior written consent of the policy provider,” “Risk Factors - Risks Related to Our Relationships with Babcock & Brown – Our management and servicing agreements limit our remedies against BBAM for unsatisfactory performance and provide certain termination rights to the policy provider,” “Risk Factors - Risks Related to Our Relationships with Babcock & Brown – Our Manager may terminate the management agreement if we breach the management agreement and that breach is not remedied within 90 days of notice,” “Risk Factors – Risks Related to Taxation – We will be a passive foreign investment company, or PFIC. Unless U.S. holders of our shares make certain elections under U.S. federal income tax rules, they will be subject to certain adverse U.S. federal income tax rules,” “Risk Factors – Risks Related to Taxation – We may fail to qualify for tax treaty benefits and U.S. statutory tax exemptions and withholding tax exemptions which would reduce our net income and cash flow by the amount of the applicable tax,” “Asset Purchase Agreement,” “Management Agreement,” “Servicing Agreements,” “Description of Indebtedness,” “Description of American Depositary Shares,” and “Taxation Considerations – U.S. Federal Income Tax Considerations” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

Exh.B-1-2

(10)

To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the F-1 Registration Statement or the Prospectus and are not so described, and there are no contracts or other documents that are required to be described in the F-1 Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the F-1 Registration Statement that are not described, filed or incorporated as required.

(11)	The ADSs have been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance, and have been registered under the Exchange Act.
(12)

The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus, will not be required to be registered as, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(13)

Except as set forth in the Time of Sale Prospectus and the Prospectus, to our knowledge, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party.

(14)

Assuming that the representations contained in the Private Placement Agreements of the Company and each other party thereto (each, a “Private Investor”) are true, correct and complete, and assuming compliance by the Company and the Private Investors with their covenants set forth therein, it is not necessary in connection with the offer, sale and delivery of the 14,907,800 American Depositary Shares (the “Private ADSs”), each representing one Common Share, $.001 par value, of the Company to the Private Investors pursuant to the Private Placement Agreements to register the Private ADSs under the Securities Act.

Exh.B-1-3

EXHIBIT B-2

FORM OF 10b-5 LETTER OF WEIL, GOTSHAL & MANGES LLP

(1)

Reference is made to (i) the Registration Statement on Form F-1 (File No. 333-145994) filed by Babcock & Brown Air Limited, a Bermuda company (the “Company”), initially filed on September 12, 2007 (the “Registration Statement”), (ii) the preliminary prospectus, dated September 12, 2006 (the “Preliminary Prospectus”) and (iii) the prospectus, dated September 26, 2006 (the “Prospectus”), in each case relating to the offering of 18,695,650 American Depositary Shares (the “Securities”), each representing one Common Share, $0.001 par value, of the Company, as to which we have acted as counsel to the Company. We refer to the Preliminary Prospectus, taken together with the price per ADS to the public and the number of ADSs as the “Pricing Disclosure Package.” We refer to the Registration Statement, the Preliminary Prospectus and the Prospectus as the “Offering Documents.” This letter is furnished to you pursuant to Section 6(d) of the underwriting agreement, dated September 26, 2007, among the Company, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”). Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

(2)

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents. Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents. Also, we do not make any statement herein with respect to (i) any of the financial statements and related notes thereto, the financial statement schedules or the statistical or financial data derived from such financial statements contained in the Offering Documents and (ii) the information with respect to the commercial aircraft industry contained under the heading “The Commercial Aircraft Industry” in the Offering Documents. In addition, we express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the Prospectus or the information contained therein to investors for purposes of Rule 159 under the Securities Act.

(3)

We have reviewed the Offering Documents, and we have participated in conferences with representatives of the Company, its Bermudan and Irish counsel, its independent public accountants, Babcock & Brown Limited, Babcock & Brown Aircraft Management, its special aviation counsel, you and your counsel, at which conferences the contents of the Offering Documents and related matters were discussed.

(4)

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (ii) the Pricing Disclosure Package, as of 5:30 PM on September 26, 2007, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exh.B-2-2

EXHIBIT C

FORM OF OPINION OF CLIFFORD CHANCE US LLP

(1)

The Registration Statement and the ADR Registration Statement at the time they became effective, the Preliminary Prospectus as of its date, and the Prospectus, as of its date and as of the date hereof (other than the financial statements and supporting schedules and other financial and statistical data derived from such financial statements included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

(2)	The ADSs conform in all material respects to the descriptions thereof that are contained in the Prospectus.
(3)

In addition, we have reviewed the Registration Statement and participated in the preparation of the Registration Statement, the Prospectus and the Time of Sale Prospectus and in discussions with officers, directors, employees and other representatives of the Company, the Servicer, the Manager, representatives of the independent public accountants for the Company, counsel to the Company, the Servicer and the Manager, and you and your representatives, at which the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings. On the basis of the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement at the time it became effective, the Prospectus as of its date or the date of this letter, or the Time of Sale Prospectus as of 5:30 p.m., New York City time, on September 26, 2007, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except we do not express any belief with regard to (i) the financial statements and supporting schedules and other financial and statistical data derived from such financial statements included therein or omitted therefrom and (ii) the information with respect to the commercial aircraft industry contained under the heading “The Commercial Aircraft Industry.”

EXHIBIT D

FORM OF OPINION OF MCCANN FITZGERALD

1.1	Due Incorporation

Each of the Companies is duly incorporated under the laws of Ireland as a limited liability company and the Searches revealed no order, resolution or petition for the winding-up of or for the appointment of an examiner over any of the Companies and no notice of appointment of a liquidator, receiver or examiner in respect of any of them. However, such searches are not capable of revealing conclusively whether or not a winding-up order has been made or a winding-up petition or a petition for the appointment of an examiner has been presented or whether a liquidator, receiver or examiner has been appointed or a resolution for appointment of a liquidator, examiner or receiver passed.

1.2	Corporate Capacity

Each Company has full legal capacity to enter into, deliver and perform its obligations under the Relevant Documents to which it is a party.

1.3	Corporate Authorisation

All necessary corporate and shareholder action has been taken by each of the Companies to authorise the entry into, delivery and execution and performance of its obligations under the Relevant Documents to which it is a party.

1.4	Due Execution and Delivery

All Relevant Documents to which any Company is party have been duly executed and delivered on behalf of such Company.

1.5	Official Authorisations

No consent, licence, approval or authorisation of any Irish governmental or regulatory authority is required for the effectiveness or validity of the Relevant Documents as against the Companies or the perfection or enforceability of the security interests referred to at paragraph 1.10 (Validity and enforceability) below.

1.6	No conflict with general law, constitutional documents; Registration and Filings

Execution, delivery and performance by the Companies of the Relevant Documents to which they are party will not (i) contravene any existing Irish law, (ii) contravene or conflict with any provision of those Companies’ Memoranda and Articles of Association or (iii) cause any limit imposed on them or their respective directors (whether imposed by those Companies’ Memoranda and Articles of Association or by Irish law) to be exceeded.

Save for the filings referred to in 2(x) above and 1.11 below, no filing, registration or recording of the Relevant Documents is necessary under the laws of Ireland as a condition of the legality, validity, admissibility in evidence or enforceability of the Relevant Documents in Ireland or any security interest created under the Relevant Documents.

1.7	Governing Law

In accordance with Article XXX(1) of the Protocol, Ireland has made a declaration applying Article VIII of the Protocol to and in respect of Ireland. Accordingly, and based on the assumption in paragraph 2(bb) of this opinion letter, the incorporation of the laws of New York as the governing law of the Relevant Documents (other than the Irish Share Charges and Irish Account Charge) is valid and binding upon the Companies under Irish law, and New York law will, upon proof of the relevant provisions of the relevant laws, be applied by the Irish courts to contractual obligations of the Companies under such Relevant Documents if such obligations come under their jurisdiction.

We draw to your attention, however, that the law which governs contractual obligations in a document relating to the creation of security is not dispositive of matters relating to transfers of property or creation of security interests therein under that document. Generally, as a matter of Irish law, creation of an interest in intangible property must be valid in accordance with, inter alia, the law of the place where the property is deemed to be located at the relevant time (lex situs); and any assignment of rights in contracts, debts and other obligations must be valid under the law which governs the assigned contract, debt or rights.

In a winding-up in Ireland the winding-up proceedings (including matters such as the proof and ranking of debts and liabilities in the winding-up) will be governed by Irish law.

1.8	Choice of Jurisdiction and Recognition of Foreign Judgments

There is no reason under Irish law whereby the submission to the jurisdiction of the courts of New York, if valid and binding upon a Company under the laws of New York upon execution of the Relevant Documents, would not be recognised as valid and binding under the laws of Ireland.

Any judgment in relation to the Relevant Documents (other than the Irish Share Charges and the Irish Account Charge) obtained in the courts sitting in the borough of Manhattan in the City of New York against a Company would be recognised and enforced in Ireland without re-trial or examination of the merits of the case provided that:

(i)	the judgment has not been obtained or alleged to have been obtained by fraud or a trick;
(ii)	the decision of the court in such a country and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;
(iii)	the enforcement of the judgment would not be contrary to public policy as understood by the Irish courts or constitute the enforcement of a judgment of a penal or revenue nature;
(iv)	the judgement is final and conclusive and is for a debt or definite sum of money;
(v)	the procedural rules of the court giving the judgment have been observed; and
(vi)	the jurisdiction of the courts in such country have been exercised in circumstances which, as a matter of Irish law, an Irish court will recognise as justifying enforcement of the judgment.

Exh.D-2

1.9	Stamp duty

We have reviewed the statements relating to Irish stamp duty set out under the heading “Taxation Considerations - Irish Tax Considerations - Irish Stamp Duty” (the “Debt Irish Stamp Duty Statements”) in the preliminary offering memorandum dated [July] 2007 relating to the offering of Class G-1 Floating Rate Asset Backed Notes Series 2007-1 in B&B Air Funding and under the heading “Taxation Considerations - Income Tax - Irish Stamp Duty” (the “Equity Irish Stamp Duty Statements” and, together with the Debt Irish Stamp Duty Statements, the “Irish Stamp Duty Statements”) in the preliminary prospectus dated September 12, 2007 and the prospectus dated September 26, 2007 relating to the offering of Babcock & Brown Air Limited. Having reviewed the Irish Stamp Duty Statements, we confirm that as at the date hereof, the Irish Stamp Duty Statements are correct as a matter of Irish Law.

On the basis of a concessionary treatment by the Irish Revenue, no Irish stamp duty or other Irish documentation taxes are payable in respect of the Relevant Documents.

1.10	Validity and enforceability

Subject to the registrations and filings referred to above,

(a)

assuming this to be the case under the laws of New York, the Security Trust Agreement constitutes legal, valid and binding obligations enforceable against each Company which is a party to it to the extent stated therein provided that the actions referred to in paragraph 1.11(b) below are taken; and

(b)

each Irish Share Charge constitutes the legal, valid and binding obligations enforceable against each Irish Share Chargor which is a party to it under the laws of Ireland provided that the actions referred to in paragraph 1.11(c) below are taken; and

(c)	the Irish Account Charge constitutes the legal, valid and binding obligations of BBAir under the laws of Ireland provided the actions referred to in paragraph 1.11 (c) below are taken.
1.11	Security Interests
(a)

Assuming this to be the case under New York law and all other applicable laws (other than those of Ireland), the Security Trust Agreement creates valid security interests over the Collateral in respect of which a Company is the Grantor for the payment of the Secured Obligations (as such term is defined in the Security Trust Agreement), and an Irish liquidator, receiver or examiner of such Company would not be able to challenge successfully or avoid or set aside:

(i)	the security interests created by such Company over such Collateral;
(ii)	the right of the Trustee to exercise the powers conferred on it by the power of attorney granted by each Company pursuant to section 2.14 of the Security Trust Agreement; or
(iii)

the order of application of monies realised in respect of such Collateral on enforcement of such security interests and an Irish court would give effect to the provisions in relation thereto contained in section 3.01(c) of the Security Trust Agreement.

Exh.D-3

(b)

As regards Collateral in respect of which a Company is expressed to be a Grantor, and which exists on the date hereof, no steps will be required to be taken under the laws of Ireland to perfect the security interests created by the Security Trust Agreement other than:

(i)

filing particulars of the creation of such security interest with the Registrar of Companies in Ireland pursuant to Section 99 of the Companies Act 1963 (as amended) within the required period (as referred to in paragraph 2(w) of this opinion letter);

(ii)

in the case of assignments of leases, agreements, rights in respect of bank accounts, and other debts and choses in action, notifying the relevant lessee, counterparty, bank or other relevant debtor or obligor of the creation of such security interest; and

(iii)

delivering the Statutory Declarations to the Registrar of Companies within 21 days of the date of execution of, inter alia, the Security Trust Agreement (in this regard we draw your attention to the assumption at paragraph 2(x) of this opinion letter).

(c)

Each of the Irish Share Charges and Irish Account Charge creates a valid and enforceable security interest in and to the Collateral therein defined (the “Irish Collateral”), and an Irish liquidator, receiver or examiner of the mortgagor thereunder would not be able to challenge successfully or avoid or set aside:

(i)	the security interests created by such mortgagor over the applicable Irish Collateral;
(ii)

the right of the Trustee to exercise the powers conferred on it by the power of attorney granted by such mortgagor pursuant to Clause 11 of the applicable Irish Share Charge and/or clause 12 of the Irish Account Charge respectively; or

(iii)

the order of application of monies realised in respect of such Irish Collateral on enforcement of such security interests and an Irish court would give effect to the provisions in relation thereto contained in clause 7.4 of the relevant Irish Share Charge or Clause 11 of the Irish Account Charge, as applicable.

(d)

We express no view as to how an Irish court would categorise the nature of any security interest created under any Security Document the Security Trust Agreement or any Irish Share Charge or any Irish Account Charge and, in particular, as to whether it would be categorised as being of the nature of a fixed or of a floating charge, or as regards its priority or ranking on a winding up. We draw your attention to the fact that a floating charge is more vulnerable than a fixed security both to being set aside in a liquidation and to losing its priority to other rights and interests, and on a winding up or receivership of a chargor, the claims referred to in section 285 of the Companies Act 1963 (which include certain claims in respect of taxation) will take priority over the claims of the holders of the floating charge. For a more detailed analysis of some of these issues, please see section 3.2 of this opinion letter.

1.12	No immunity

The Companies are generally subject to suit under the laws of Ireland and neither the Companies nor any of their respective assets enjoy any general right of immunity from judicial proceedings or from attached of their respective assets pursuant to judicial proceedings

Exh.D-4

1.13	No qualification required

It is not necessary under the laws of Ireland:

(a)	in order to enable the Security Trustee to enforce its rights under the Relevant Documents to which it is a party, or
(b)	by reason of the execution, delivery and performance of the Relevant Documents to which it is a party that the Security Trustee be authorised, qualified or entitled to carry on business in Ireland.

1.14	Cape Town Convention
(a)	The Cape Town Convention has force of law in Ireland by virtue of the International Interests in Mobile Equipment (Cape Town Convention) Act 2005.
(b)

According to the Contracting State Search Certificate, Ireland is a Contracting State and as a Contracting State has made the declarations with respect to the Cape Town Convention listed on the Contracting State Search Certificate.

1.15	Limited Recourse Provisions

Assuming that to be the case under New York law and all other relevant laws (other than the laws of Ireland), in respect of each Company the limited recourse provisions in the Relevant Documents to which it is a party restricting an obligation of such Company to make payments to the extent of available funds for that purpose are legal, valid, binding and enforceable against the Issuer under the laws of Ireland.

Exh.D-5

EXHIBIT E

FORM OF OPINION OF KPMG

(1)

We understand that all of the board meetings of the Company will be held in Ireland and all strategic decisions in relation to its business will be taken at these meetings. The board will not delegate any of its functions or authority to another party. On this basis, the Company should be considered resident in Ireland for the purposes of Irish tax.

As an Irish-resident company, the Company will be taxable in Ireland in respect of its worldwide income and gains.

(2)	Dividends paid between two Irish-resident companies are generally not subject to corporation tax in the hands of the recipient.

Subject to certain exclusions, dividends paid in respect of preference shares are taxable in the hands of a corporate recipient at the rate of 25%. There is no definition of “preference share” in Irish tax law and case law does not provide any satisfactory definition of a preference share. Therefore it is necessary in any case where there is more than one class of shares to consider whether any particular class could be considered as being preferred even if not specifically so designated.

The leading works on Irish company law (Keane and Ussher) describe a preference share as one which confers on the holder a right to the payment of a preferential dividend and which may confer a right to repayment of capital in priority to other shares. In the case of Funding, the bye-laws provide that the Class B Shares are entitled to a cumulative aggregate annual preferred dividend of [US$10,000] and in the event of a winding up are entitled pari passu with any distribution on the Class A Shares to be paid the full amount of the nominal value paid up on the Class B Shares. The bye-laws provide no preferred rights to the Class A shares although they are solely entitled to the surplus assets of Funding.

In our opinion the Class B Shares would be considered preference shares whereas the Class A Shares would not be so considered. Therefore the dividends paid from Funding to the Company on the Class A Shares should not be subject to corporation tax.

(3)	Dividends paid by an Irish-tax-resident company are subject to dividend withholding tax at the standard income tax rate (currently 20%).

There is an exemption from Irish dividend withholding tax for non-resident shareholders resident in jurisdictions with which Ireland has concluded double tax treaties. For corporate shareholders, the non-resident shareholder must also not be ultimately controlled by Irish shareholders. In addition, a non-resident company can be exempt from dividend withholding tax if it is ultimately controlled by shareholders resident in one or more Irish-treaty-partner countries, if its shares are regularly traded on a recognised stock exchange or if it is a 75% subsidiary of such a publicly-traded company. To avail of any of these domestic Irish exemptions, non-resident shareholders need to supply certain documentation to the Irish paying company.

Where shares are held by United States shareholders through American depositary banks, the documentation requirements are less cumbersome. The depositary bank will be allowed to receive and pass on a dividend from an Irish company without any deduction for withholding tax in the following circumstances:

•	the depositary has been authorised by the Irish Revenue Commissioners as a qualifying intermediary and such authorisation has not expired or been revoked; and either
•	the depositary bank’s ADR register shows that the beneficial owner has a United States address on the register; or
•

if there is a further intermediary between the depositary bank and the beneficial owner, the depositary receives confirmation from the intermediary that the beneficial owner’s address in the intermediary’s records is in the United States.

(4)

We understand that the Company will take a US Dollar-denominated note from Jet-i shareholders as consideration for the shares to be issued in the private placement. On delivery to Funding of each relevant underlying aircraft the Jet-i shareholders will redeem part of the note for cash, the Company will use the proceeds of the note repayment to subscribe for Class A Shares in Funding and Funding will use the proceeds of that share subscription to pay the equity element of the relevant aircraft purchase price.

In the likely event that the note is treated as a chargeable asset for Irish capital gains tax purposes, the Company will be subject to Irish capital gains tax at the rate of 20% on any chargeable gain arising on a partial or full repayment of the note. Such chargeable gain would be calculated by comparing the Euro value of the redemption proceeds on the date of redemption with the Euro equivalent of the face value of an appropriate part of the note at the US Dollar – Euro exchange rate applying on the date the note was issued.

Similar issues may arise in relation to the US$96m tranche of the “warehouse” credit facility to be provided by the Company to B&B Air Acquisition.

Some or all of the interest income of the Company is likely to be subject to corporation tax at its  non-trading tax rate of 25%.

Exh.E-2

EXHIBIT F

FORM OF OPINION OF WHITE & CASE LLP, as Counsel to the Depositary

(1)

the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws relating to creditors’ rights generally and general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(2)	the Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder;
(3)

when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and non-assessable Shares of the Company, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

(4)

the statements incorporated by reference in each of the Time of Sale Prospectus and the Prospectus (each as defined in the Underwriting Agreement) under the caption “Description of American Depositary Shares”, insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, are fair and accurate.

EXHIBIT G-1

FORM OF OPINION OF WHITE & CASE LLP, as Counsel to the Selling Shareholders

(1)	The Underwriting Agreement has been duly executed and delivered by each of the Selling Shareholders in accordance with the laws of the State of New York.
(2)

Each Power of Attorney and each Custody Agreement has been duly executed and delivered by or on behalf of each Selling Shareholder party thereto and constitutes a valid and binding agreement of each such Selling Shareholder in accordance with its terms, subject to the effects of bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and concepts of good faith and fair dealing.

(3)

The execution, delivery and performance of each Power of Attorney, each Custody Agreement and the Underwriting Agreement, in each case, by each Selling Shareholder party thereto, will not result in the violation of any U.S. Federal or New York state law, statute, rule or regulation applicable to the Selling Shareholders (except that we express no opinion in this paragraph with respect to U.S. Federal or state securities or blue sky laws).

(4)

No consent, approval, authorization or order of, or filing with, any U.S. Federal or New York state governmental agency or body or court is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the ADSs sold by such Selling Shareholder, except such as have been obtained and made under the Securities Act of 1933, as amended and such as may be required under state securities laws and the applicable laws of any of the jurisdictions in which the ADSs are offered and sold by the Underwriters.

(5)

Upon payment for the ADSs to be sold by the Selling Shareholders pursuant to the Underwriting Agreement, delivery of such ADS, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such ADS in the name of Cede or such other nominee and the crediting of such ADS on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such ADS or to the Common Shares represented by such ADS), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADS and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such ADS, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such ADS will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

EXHIBIT G-2

FORM OF OPINION OF LOCAL COUNSEL TO THE SELLING SHAREHOLDERS

“Transaction Documents” will include the Underwriting Agreement, the Custody agreement and the Power of Attorney.

(1)

The Selling Shareholder has been duly formed and is validly existing as a [                         ] in good standing under the laws of [                  ], with full power and authority to own, lease and operate its properties and conduct its business.

(2)

The Selling Shareholder has the necessary corporate power and capacity to execute the Transaction Documents and to perform its obligations under the Transaction Documents and has taken all necessary corporate action to authorize the execution and the performance of the Transaction Documents.

(3)

The Transaction Documents to which the Selling Shareholder is a party have been duly executed and delivered by and on behalf of the Selling Shareholder in accordance with [           ] Law, the [organizational documents] and the Selling Shareholder’s Board Resolutions.

(4)

The execution and delivery by the Selling Shareholder of, and the performance by it of its obligations, under the Transaction Documents will not contravene any provision of applicable law, or the [organizational documents] of the Selling Shareholder, or, to the best of our knowledge, any agreement or other instrument binding upon the Selling Shareholder or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under the Transaction Documents.

(5)	The Transaction Documents are legal, valid and binding agreements of the Selling Shareholder and are enforceable against the Selling Shareholder in accordance with their terms.
(6)	The submission by the Selling Shareholder in the Transaction Documents to the jurisdiction of the courts of New York, USA is legal, valid, binding and enforceable under [ ] Law.
(7)	A judgment upon the Transaction Documents obtained from a court of competent jurisdiction in New York, USA in respect of the Transaction Documents will be enforceable in [ ].
(8)

Each of the Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement, the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

EXHIBIT H

FORM OF LOCK-UP LETTER

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of any two of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (such 180-day period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or any securities convertible into or exercisable or exchangeable for ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of ADSs or other securities acquired in such open market transactions, (b) transfers of ADSs or any securities convertible into ADSs as bona fide gifts, (c) distributions of ADSs or any security convertible into ADSs to limited partners or stockholders of the undersigned, (d) transfers of ADSs to an affiliate of the undersigned, (e) transfers of ADSs to an immediate family member of the undersigned or to a trust whose beneficiaries are drawn solely from a group consisting of the undersigned and immediate family members of the undersigned, provided that any such transfer shall not involve a disposition for value, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs, provided that such plan does not provide for the transfer of ADSs during the Lock-Up Period, or (g) pledges of ADSs to a financial institution that extends a loan to finance the undersigned’s acquisition of such ADSs; provided that in the case of any transfer, distribution or pledge pursuant to clause (b), (c), (d), (e) or (g), (i) each transferee, donee, distributee or pledgee shall, prior to any such transfer, distribution or pledge, sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ADSs, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or any security convertible into or exercisable or exchangeable for ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the depositary for the ADSs against the transfer of the undersigned’s ADSs except in compliance with the foregoing restrictions.

If:

(1)	during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34 day period beginning on the last day of the initial Lock-Up Period unless the undersigned requests and receives prior written confirmation from the Company or any two of the Representatives on behalf of the Underwriters that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Exh.H-2